Exhibit 10.14

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made as of _____________________, 20___, by and among PROFESSIONAL HOLDING CORP., a registered bank holding company organized under the laws of the State of Florida (the “Company”), PROFESSIONAL BANK, a bank chartered under the laws of the State of Florida (the “Bank”) and ____________________________________________ (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve corporations and banks as directors or in other capacities unless they are provided with adequate protection through insurance, adequate indemnification, or both, against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation or bank;

WHEREAS, the Company and the Bank have determined that, in order to attract and retain qualified individuals to serve as directors or in other capacities, the Company and the Bank will attempt to maintain on an ongoing basis, at their sole expense, liability insurance to protect persons serving, in any capacity, the Company, the Bank or any other part of the Enterprise (as hereinafter defined) from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations, banks and other business enterprises, the Company and the Bank believe that, given current market conditions and trends, such insurance may be available in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations, banks or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the business enterprise itself. The Bylaws of the Company (the “Company Bylaws”) permit indemnification by the Company of its officers and directors. The Bylaws of the Bank (the “Bank Bylaws”) require indemnification by the Bank of its officers and directors. Indemnitee may also be entitled to indemnification pursuant to the Act (as hereinafter defined). The Act expressly provides that the indemnification provisions set forth therein and in the Bank Bylaws are not exclusive, and thereby contemplate that contracts may be entered into between the Company, the Bank and the members of their respective boards of directors, officers and other persons with respect to indemnification;

WHEREAS, the Company and the Bank have determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and the Bank and that the Company and the Bank should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company and the Bank contractually to obligate themselves to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company, the Bank, or both, free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provided in the Act, the Company Bylaws, the Bank Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee is concerned that the protection available under the Company Bylaws, Bank Bylaws and insurance may not be adequate in the present circumstances, and in consideration of serving as a director of the Company, the Bank or both, desires to be assured of adequate protection, and the Company and the Bank desire Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company and/or the Bank, on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Bank, jointly and severally, and Indemnitee do hereby covenant and agree as follows:

Section 1.                Services to the Company, the Bank or Both. Indemnitee agrees to continue to serve as a director of the Company or the Bank or both, as the case may be. Indemnitee may at any time and for any reason resign from such position or positions (subject to any contractual or other obligation or any obligation imposed by operation of law), in which event the Company or the Bank, as applicable, shall have no obligation under this Agreement to cause Indemnitee to continue to serve in such position. This Agreement shall not be deemed an employment contract between the Company, the Bank (or any of their respective subsidiaries or any other part of the Enterprise) and Indemnitee. Notwithstanding the foregoing, this Agreement shall continue in force after Indemnitee has ceased to serve as a director of the Company or the Bank, as the case may be.

Section 2.                Definitions.

As used in this Agreement:

(a)               “Act” shall mean the Florida Business Corporation Act, as amended from time to time.

(b)               “Bank” shall have the meaning in the preamble to this Agreement.

(c)               “Bank Bylaws” shall have the meaning in the recitals to this Agreement.

(d)               “Board” shall mean the Board of Directors of the Company or the Bank, as the case may be.

(e)               “Company” shall have the meaning in the preamble to this Agreement.

(f)                “Company Bylaws” shall have the meaning in the recitals to this Agreement.

(g)               “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company, the Bank or any other corporation, partnership or joint venture, trust, employee benefit plan or other entity or enterprise which such person is or was serving at the request of the Company or the Bank.

(h)               “Enterprise” shall mean the Company, the Bank and any other corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise of which Indemnitee is or was serving at the request of the Company or the Bank as a director, officer, employee, agent, fiduciary, or any other capacity.

(i)                “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, paralegal and investigative fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company or the Bank, as the case may be, in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

(j)                “FDI Act” shall mean the Federal Deposit Insurance Act, as amended from time to time.

(k)               “Indemnitee” shall have the meaning in the preamble to this Agreement.

(l)               “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Proceeding.

(m)             “Part 359” shall mean Part 359 of the Rules and Regulations of the Federal Deposit Insurance Corporation, as amended from time to time.

(n)               The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding (including on appeal), whether brought in the right of the Company, the Bank or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director of the Company, the Bank, or both, as the case may be, by reason of any action taken or omitted by him or of any action on Indemnitee’s part while acting as director of the Company or the Bank, as the case may be, or by reason of the fact that Indemnitee is or was serving at the request of the Company, the Bank, or both, as a director, officer, employee, agent, fiduciary, or other capacity of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement; except one initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement.

(o)               “Prohibited Indemnification Payment” shall mean any payment (or any agreement or arrangement to make any payment, including under this Agreement) by the Company or the Bank, as the case may be, for the benefit of Indemnitee, to pay or reimburse Indemnitee for any civil money penalty or judgment resulting from any Proceeding instituted by any federal banking agency, or any other liability or legal expense with regard to any Proceeding instituted by any federal banking agency which results in a final order or settlement pursuant to which Indemnitee:

(i)              is assessed a civil money penalty;

(ii)             is removed from office or prohibited from participating in the conduct of the affairs of the Company or the Bank; or

(iii)            is required to cease and desist from or take any affirmative action described in section 8(b) of the FDI Act with respect to the Company or the Bank;

provided, however, that “Prohibited Indemnification Payment” shall not include any reasonable payment by the Company or the Bank:

(i)              used to purchase any commercial insurance policy or fidelity bond, provided that such insurance policy or bond shall not be used to pay or reimburse Indemnitee for the cost of any judgment or civil money penalty assessed against Indemnitee in a Proceeding commenced by any federal banking agency, but may be used to pay any Expenses incurred in connection with such Proceeding or the amount of any restitution to the Company, the Bank or a receiver; or

(ii)             that represents partial indemnification for Expenses specifically attributable to particular charges for which there has been a formal and final adjudication or finding in connection with a settlement that Indemnitee has not violated certain banking laws or regulations or has not engaged in certain unsafe or unsound banking practices or breaches of fiduciary duty (as more fully defined or described in or pursuant to the FDI Act), unless the Proceeding has resulted in a prohibition against Indemnitee from participating in the conduct of the affairs of the Company or the Bank, as the case may be.

Section 3.                Indemnity in Third-Party Proceedings. The Company or the Bank, as applicable, shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company or the Bank to procure a judgment in the favor of the Company or the Bank or a Proceeding by a federal banking agency. Pursuant to this Section 3, Indemnitee shall be indemnified against all Losses incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company or the Bank, as applicable, and, in the case of a criminal action or proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful. Indemnitee shall not enter into any settlement in connection with a Proceeding without the prior written consent of the Company or the Bank, as applicable, which consent shall not be unreasonably withheld or delayed.

Section 4.                Indemnity in Proceedings by or in the Right of the Company or the Bank. The Company or the Bank, as applicable, shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company or the Bank to procure a judgment in favor of the Company or the Bank. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company or the Bank, as applicable. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, the Bank, or both, as the case may be, unless and only to the extent that the court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as such court shall deem proper.

Section 5.                Indemnification in Proceeding by Federal Banking Agency. The Company or the Bank, as applicable, shall indemnify Indemnitee in accordance with this Section 5 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding initiated by any federal banking agency. Pursuant to this Section 5, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with a Proceeding initiated by any federal banking agency, or any claim, issue or matter therein, if the Board of the Company or the Bank, as applicable, in good faith, determines and confirms in writing after due investigation and consideration (a) that Indemnitee acted in good faith and in a manner Indemnitee believed to be in the best interests of the Company or the Bank, as the case may be; (b) that the indemnification will not materially adversely affect the safety and soundness of the Company or the Bank, as the case may be; (c) that payment of such indemnification does not constitute a Prohibited Indemnification Payment; and (d) Indemnitee agrees in writing to reimburse the Company or the Bank, as applicable, for any indemnification payments or any portion thereof, which subsequently become Prohibited Indemnification Payments (to the extent that the Company or the Bank, as the case may be, is not reimbursed for such payments by any insurance policy or bonds).

Section 6.                Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement (but subject to Section 5 hereof), to the extent that Indemnitee is a party to or a participant in and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company or the Bank, as applicable, shall indemnify Indemnitee against all Losses incurred by Indemnitee in connection therewith and no standard of conduct determination (as set forth in Section 11) shall be required. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company or the Bank, as applicable, shall indemnify Indemnitee against all Losses incurred by Indemnitee or on Indemnitee’s behalf in connection with (a) each successfully resolved claim, issue or matter and (b) any claim, issue or matter related to any such successfully resolved claim, issue or matter, provided that no indemnification payment shall be made if it would constitute a Prohibited Indemnification Payment and no standard of conduct determination (as set forth in Section 11) shall be required. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 7.                Indemnification For Losses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Losses incurred by Indemnitee or on Indemnitee’s behalf in connection therewith and no standard of conduct determination (as set forth in Sections 11 and 12) shall be required.

Section 8.                Additional Indemnification.

(a)               Notwithstanding any limitation in Sections 3, 4, 5 or 6, the Company or the Bank, as applicable, shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company or the Bank, as applicable, to procure a judgment in its favor) against all Losses incurred by Indemnitee in connection with the Proceeding.

(b)               For purposes of Section 8(a), the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:

(i)              to the fullest extent permitted by the provisions of the Act, Part 359, the FDI Act, and any other applicable statutes and regulations that authorize or contemplate additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Act, Part 359 or the FDI Act, and

(ii)             to the fullest extent authorized or permitted by any amendments to or replacements of the Act, Part 359 or the FDI Act adopted after the date of this Agreement that increase the extent to which a corporation or a bank, as the case may be, may indemnify its officers and directors.

Section 9.                Exclusions. Notwithstanding any provision in this Agreement to the contrary, the Company and the Bank shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a)               for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(b)               for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory or common law, to the extent applicable;

(c)               for which payment is prohibited by applicable law, including without limitation Section 607.0850 of the Act.

Section 10.            Advances of Expenses. The Company or the Bank, as applicable, shall advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within 30 days after the receipt by the Company or the Bank, as applicable, of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement, including the standard of conduct determination (as set forth in Section 11). Advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company or the Bank, as applicable, to support the advances claimed. The Indemnitee shall qualify for advances upon the execution and delivery to the Company and the Bank of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to the fullest extent permitted by law to repay the advance if and to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company or the Bank, as applicable. This Section 10 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 9.

Section 11.            Procedure for Notification and Defense of Claim.

(a)               To obtain indemnification under this Agreement, Indemnitee shall submit to the Company or the Bank, as applicable, a written request therefor.

(b)               Indemnitee requesting indemnification shall not participate in any way in the discussion and approval of indemnification; provided, however, that Indemnitee may present Indemnitee’s request to the Board of the Company, the Bank, or both, as applicable, and respond to any inquiries from the Board of the Company or the Bank, as applicable, concerning Indemnitee’s involvement in the circumstances giving rise to the Proceeding.

(c)               The Company or the Bank, as applicable, will be entitled to participate in the Proceeding at its own expense.

Section 12.            Procedure Upon Application for Indemnification.

(a)               Upon written request by Indemnitee for indemnification pursuant to Section 11(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in good faith by a majority vote of the directors of the Company or the Bank, as applicable, not party to the action, suit or proceeding (the “disinterested directors”). Such determination shall be contained in a written opinion, a copy of which shall be delivered to Indemnitee. If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the disinterested directors making such determination with respect to Indemnitee’s entitlement to indemnification, including providing upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any reasonable costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the disinterested directors shall be borne by the Company or the Bank, as applicable (irrespective of the determination as to Indemnitee’s entitlement to indemnification unless it is a Prohibited Indemnification Payment), and the Company and the Bank, as applicable, hereby indemnify and agree to hold Indemnitee harmless therefrom.

(b)               In the event that a majority of the Board of the Company or the Bank, as applicable, are, or threatened to be made, parties to or participants to the Proceeding and request indemnification, the remaining members of the Board of the Company or the Bank, as applicable, may authorize independent legal counsel to review the indemnification request and provide the remaining members of the Board of the Company or the Bank, as applicable, with a written opinion of counsel as to whether Indemnitee is entitled to indemnification. If independent legal counsel opines that Indemnitee is entitled to indemnification, the remaining members of the Board of the Company or the Bank, as applicable, may rely on such opinion in authorizing the requested indemnification of Indemnitee.

(c)               In the event that all of the members of the Board of the Company or the Bank, as applicable, are named as respondents in a Proceeding and request indemnification, the Board of the Company or the Bank, as applicable, shall authorize independent legal counsel to review the indemnification request and provide the Board of the Company or the Bank, as applicable, with a written opinion of counsel as to whether Indemnitee is entitled to indemnification. If independent legal counsel opines that Indemnitee is entitled to indemnification, the Board of the Company or the Bank, as applicable, may rely on such opinion in authorizing the requested indemnification of Indemnitee.

Section 13.            Presumptions and Effect of Certain Proceedings.

(a)               Except as otherwise provided in Section 2(o), the Company acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise for purposes of Section 6 if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise for purposes of Section 6. The Company shall have the burden of proof to overcome this presumption.

(b)               For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or the Board of the Company or the Bank, as applicable, or counsel selected by any committee of the Board of the Company or the Bank, as applicable, or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser, investment banker or other expert selected with reasonable care by the Company, the Bank or the Board or any committee of the Board of the Company or the Bank, as applicable. The provisions of this Section 13(b) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(c)               The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 14.            Remedies of Indemnitee.

(a)               Subject to Section 14(e), in the event that (i) a determination is made pursuant to Sections 11 and 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification has been made pursuant to Sections 11 and 12 of this Agreement within 30 days after receipt by the Company or the Bank, as applicable, of the request for indemnification, (iv) payment of indemnification is not made pursuant to Sections 6, 7 or 12 of this Agreement within ten (10) days after receipt by the Company or the Bank, as applicable, of a written request therefor, or (v) payment of indemnification pursuant to Sections 3, 4, 5 or 8 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by a court of Indemnitee’s entitlement to such indemnification of Losses and advancement of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration, in which event Indemnitee and the Company shall each appoint one (1) arbitrator, and within twenty (20) days after the appointment of the second arbitrator, the two (2) appointed arbitrators shall select a third arbitrator. No arbitrator shall be affiliated, directly or indirectly, with Indemnitee, the Company or the Bank. The three arbitrators shall render a written decision upon the matter presented to them by a majority vote. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 14(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 6 of this Agreement. The Company or the Bank, as applicable, shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)               In the event that a determination has been made pursuant to Sections 11 and 12 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14, the Company or the Bank, as applicable, shall have the burden of proving Indemnitee is not entitled to indemnification of Losses or advancement of Expenses, as the case may be.

(c)               If a determination has been made pursuant to Sections 11 and 12 of this Agreement that Indemnitee is entitled to indemnification, the Company or the Bank, as applicable, shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)               The Company and the Bank shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company and the Bank are bound by all the provisions of this Agreement. Except as otherwise provided in Section 2(o), the Company or the Bank, as applicable, shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company or the Bank, as applicable, of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company or the Bank, as applicable, under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company or the Bank, as applicable, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(e)               Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

Section 15.            Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)               The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s Articles of Incorporation, the Bank’s Articles of Incorporation, the Company Bylaws, the Bank Bylaws, any agreement, a vote of shareholders or a resolution of directors of the Company or the Bank, as applicable, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Florida law, Part 359 or the FDI Act, or other applicable law or regulations, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded under the Company’s Articles of Incorporation, the Bank’s Articles of Incorporation, the Company Bylaws, the Bank Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)               For the duration of Indemnitee’s service as a director of the Company and/or the Bank, and thereafter for as long as Indemnitee may be made a party to or a participant in any Proceeding, the Company and the Bank shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to the greater of that provided by the directors’ and officers’ liability insurance maintained by the Company and the Bank (i) on the date of this Agreement, and (ii) on the date the Proceeding is instituted. In all policies of directors’ and officers’ liability insurance maintained by the Company and Bank, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the directors of the Company and the Bank, but only to the extent that payments pursuant thereto do not constitute Prohibited Indemnification Payments. Upon request, the Company and Bank will provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials. Upon receipt of a notice of a claim pursuant to the terms hereof, the Company or the Bank, as applicable, shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company or the Bank, as applicable, shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)               In the event of any payment under this Agreement, the Company and the Bank, as applicable, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company or the Bank, as the case may be, to bring suit to enforce such rights.

(d)               The Company and the Bank shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e)               The Company and the Bank’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company or the Bank, as applicable, as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Section 16.            Duration of Agreement. This Agreement shall continue during the period that Indemnitee is a director or officer of the Company or the Bank, as applicable (or is serving at the request of the Company or Bank as a director, officer, employee, member, trustee or agent of another entity or Enterprise) and shall continue thereafter (i) so long as Indemnitee may be made a party to or a participant in any Proceeding and (ii) throughout the pendency of any Proceeding commenced by Indemnitee to enforce or interpret Indemnitee’s rights under this Agreement, even if, in either case, Indemnitee may have ceased to serve in such capacity at the time of any such Proceeding. This Agreement shall be binding upon the Company, the Bank and their respective successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, permitted assigns, legal and personal representatives, executors and administrators.

Section 17.            Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 18.            Enforcement.

(a)               The Company and the Bank expressly confirm and agree that they have entered into this Agreement and assumed the obligations imposed on them hereby in order to induce Indemnitee to serve as a director of the Company and/or the Bank, as applicable, and the Company and the Bank acknowledge that Indemnitee is relying upon this Agreement in serving as a director of the Company and/or the Bank, as applicable.

(b)               This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Company’s Articles of Incorporation, the Bank’s Articles of Incorporation, the Company Bylaws, the Bank Bylaws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 19.            Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 20.            Notice by Indemnitee. Indemnitee agrees promptly to notify the Company or the Bank, as applicable, in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company or the Bank, as applicable, shall not relieve the Company or the Bank, as applicable, of any obligation which they may have to the Indemnitee under this Agreement or otherwise, except to the extent that the Company or the Bank, as applicable, has been prejudiced in any material respect by such failure or from any liability that the Company or the Bank may have to Indemnitee otherwise than under this Section 20.

Section 21.            Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier to whom said notice or other communication shall have been directed, or (d) sent by facsimile transmission with confirmation (electronic or otherwise) of receipt:

(a)              If to Indemnitee, at such address as Indemnitee shall provide to the Company;

(b)              If to the Company or the Bank, to:

Professional Holding Corp.

396 Alhambra Circle, Suite 255

Coral Gables, FL 33134

Attn: Chief Executive Officer

or to any other address as may have been furnished to Indemnitee by the Company or the Bank.

Section 22.            Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company or the Bank, as applicable, in lieu of indemnifying Indemnitee, shall, to the extent permitted under applicable law, contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company or the Bank, as applicable, and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company or the Bank, as applicable (and their respective directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 23.            Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to its conflict of laws rules, except to the extent superseded by applicable Federal law. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, the Company, the Bank and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in a court of the State of Florida in Miami-Dade County or the United States District Court, Southern District of Florida, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of such Florida court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in such Florida court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in such Florida court has been brought in an improper or inconvenient forum.

Section 24.            Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

Section 25.            Miscellaneous. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 26.            JURY WAIVER. IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS AGREEMENT, ANY AND ALL TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE PERFORMANCE OF THIS AGREEMENT, OR THE RELATIONSHIP CREATED BY THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT, AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THIS AGREEMENT OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS OWN COUNSEL WITH RESPECT TO THE TRANSACTION GOVERNED BY THIS AGREEMENT AND SPECIFICALLY WITH RESPECT TO THE TERMS OF THIS SECTION.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

Professional Holding Corp.

By:
Print Name:
Its:

Professional Bank

By:
Print Name:
Its:

INDEMNITEE:

By:
Print Name:

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